UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
==================================

AMENDMENT NO.  3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
==================================

Inscrutor, Inc.
(Exact Name of Small Business Issuer in its Charter)

Delaware	000-1440760	32-0251358
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

410 Park Avenue, 15th Floor
New York, NY 10022
212-231-8526
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware  19808
1(800) 631-2155
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
ANSLOW & JACLIN, LLP
GREGG E. JACLIN, ESQ.
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	1,650,030	$0.05	$82,501.50	$3.24

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED  OCTOBER   , 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,650,030 SHARES OF
INSCRUTOR, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,650,030 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:    October    , 2008

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

We are a Delaware Corporation founded in April 2008 as a wholly owned subsidiary of Visator, Inc. (“Visator”).  On May 30, 2008, pursuant to a Separation and Distribution Agreement, all of the shares of Inscrutor were spun out from Visator to the Visator shareholders.    Currently, we own, manage and exploit a sophisticated data mining technology primarily useful for organizations, regardless of size, which are involved in the handling of masses of unstructured textual information.  We plan to derive revenue through license agreements with such organizations.  Currently, we derive revenue from a management services agreement with Visator. We intend to be active in upgrading and extending this technology to establish our market competitiveness and so ensure steady growth and appeal to potential customers.

Where You Can Find Us

Our principal executive offices are located at 410 Park Avenue, 15th Floor, New York, NY 10002 and our telephone number is
212-231-8526.

Terms of our Offering

The selling shareholders named in this prospectus are offering shares of common stock they received pursuant to the spin out agreement on May 30, 2008.  The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (April 18, 2008) through June 30, 2008 are derived from our audited financial statements.

April 18, 2008 (Inception) - June 30, 2008
Statement of Operations Data:
Revenue-Related party	$3,000
Cost of goods sold	1,150
Gross profit	$1,850
Gross margin	62%
Selling, general & administrative expenses	3,695
Loss from operations	$(1,845)
Operating expense (as % of revenue)	123%
Net loss	$(1,845)
Net loss per share	$(0.00)

Balance Sheet Data:	June 30, 2008
Total assets	$4,789
Total liabilities	6,634
Working capital	(3,634)
Stockholders' deficit	(1,845)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in April 2008. We have no significant financial resources and only a small amount of revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to execute our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JESPER TOFT.  WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Jesper Toft.  We currently have a consulting agreement with Mr. Toft.  The loss of his services could have a material adverse effect on our business, financial condition or results of operation.

FROM INCEPTION, WE HAVE HAD ONLY ONE CUSTOMER WHO HAS ACCOUNTED FOR 100% OF OUR TOTAL REVENUES.

We currently have only one customer, Visator, who accounts for 100% of total revenues.  This customer is also a related party.  While we believe our relationship with Visator is stable, a significant decrease or interruption in business from our significant customer could have a material adverse effect on our business, financial condition and results of operations. We plan to expand our customer base in the upcoming year to mitigate this risk.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 for the shares of common stock was arbitrarily determined. We did not consider our financial condition and prospects, our limited operating history or the general condition of the securities market when we arbitrarily determined our offering price. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

IT IS POSSIBLE THAT THE SHARES ISSUED TO OUR SHAREHOLDERS PURSUANT TO THE SPIN OFF IN MAY 2008 MAY NOT HAVE BEEN ISSUED UNDER A VALID EXEMPTION.

In May 2008, Visator, Inc. spun out, pro rat a , all of its shares of our common stock held by it to their 42 shareholders.  These shares were not issued as part of a registered spin off, was not registered under the Securities Act of 1933 and may not have been appropriately exempt from registration under the Securities Act of 1933. Based upon same, if it is determined that the shares issued pursuant to this spin out do not qualify for this exemption we may be subject to remedial sanctions. Such sanctions could include the payment of disgorgement, prejudgment interest and civil penalties. We may also be subject to prejudgment interest on such amount as well as civil penalties in amount that would have to be determined by the court.

We are not aware of any pending claims for sanctions against us based upon the failure to properly register such shares under the Securities Act of 1933 . Nevertheless, it is possible that it could be determined that such shares may not have been exempt from registration and that we may be subject to sanctions and possible civil penalties. In the event that a shareholder brings a claim against us for failure to properly register these shares it could have an adversely affect on our results of operations and financial condition since we would need to pay fees to defend such claim or pay damages if the shareholder is successful in their claim against us.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Use of Proceeds.

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.05 per share was arbitrarily determined.

The offering price does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution.

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders.

The shares being offered for resale by the selling stockholders consist of the 1,605,030 shares of our common stock held by 42 shareholders of our common stock which were issued via the Spin Out with Visator on May 30, 2008 and 45,000 shares of our common stock held by 2 shareholders of our common stock which were issued for services rendered.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  October 2 , 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Security Holder	Shares of Common Stock owned prior to offering	Shares of Common Stock to be registered	Shares of Common Stock not registered with this registration	Percent of Common Stock outstanding after registration

Anslow and Jaclin, LLP (1)	20,000	20,000	0	0.00%
Askew, Orly	7,000	7,000	0	0.00%
Barr, Derek	10,000	10,000	0	0.00%
Bianchin, Mario	18,000	18,000	0	0.00%
Breame, Stuart	40,000	40,000	0	0.00%
Butler, Trevor	20,000	20,000	0	0.00%
Cairns, Jack	43,000	43,000	0	0.00%
Cole, Barry	10,000	10,000	0	0.00%
Crooks, John	10,000	10,000	0	0.00%
Cullen, Douglas	6,000	6,000	0	0.00%
Evans, Peter Anthony	15,000	15,000	0	0.00%
Ford, Margaret	10,000	10,000	0	0.00%
Giddens, Edna	12,000	12,000	0	0.00%
Goodwin, Christopher	45,000	45,000	0	0.00%
Gunputrao, Suresh	4,000	4,000	0	0.00%
Hall, Peter	20,000	20,000	0	0.00%
Hedley, Gair	7,000	7,000	0	0.00%
Javens, Guy	6,000	6,000	0	0.00%
Jenns, Ramsey Clifford	10,000	10,000	0	0.00%
Jorck and Larsen A/S (2)	250,000	250,000	0	0.00%
Kenny, Sara	10,000	10,000	0	0.00%
Lee, David Stanley	10,000	10,000	0	0.00%
Lystberg Holding ApS (3)	25,000	25,000	0	0.00%
Mackenzie, Brian	6,000	6,000	0	0.00%
Mann, Peter	10,000	10,000	0	0.00%
Offord, Anthony	10,000	10,000	0	0.00%
Olson, Michael A.	60,000	60,000	0	0.00%
Perkins, Hugh Stapleton	140,000	140,000	0	0.00%
Pollard, Keith	30,000	30,000	0	0.00%
Priest, Michael	20,000	20,000	0	0.00%
Profit Planners, Inc. (4)	25,000	25,000	0	0.00%
Redman, Albert	50,000	50,000	0	0.00%
Riley, David	40,000	40,000	0	0.00%
Sargeant, James	7,000	7,000	0	0.00%
Sharp, Eric Lauriston	7,200	7,200	0	0.00%
SMSP Aktier ApS (5)	208,330	208,330	0	0.00%
Taylor, John Graham	6,000	6,000	0	0.00%
Toft ApS (6)	10,000,000	300,000	9,700,000	85.46%

Waston, Basil	17,000	17,000	0	0.00%
Webb, Anthony Trevor Brooke	18,000	18,000	0	0.00%
Webb, Joyce Yvonne Brooke	15,000	15,000	0	0.00%
Wheatcroft, Lorna	50,000	50,000	0	0.00%
Woodhams (Christopher, Tracey and Edward)	12,500	12,500	0	0.00%
Woolin, Gerald Anthony	10,000	10,000	0	0.00%

(1)	Rich Anslow and Gregg Jaclin are principals of Anslow & Jaclin LLP and have shared voting and dispositive powers over its shares of our common stock.
(2)	Jens Peter Jшrck is a principal of Jorck and Larsen A/S and has voting and dispositive powers over its shares of our common stock.
(3)	Tony Lystberg is a principal of Lystberg Holdings ApS and has voting and dispositive powers over its shares of our common stock.
(4)	Wesley Ramjeet is a principal of Profit Planners, Inc. and has voting and dispositive powers over its shares of our common stock.
(5)	Steen Byrde is a principal of SMSP Aktier ApS and has voting and dispositive powers over its shares of our common stock.
(6)
Jesper Toft, the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company, is a principal of Toft ApS, and has voting and dispositive powers over its shares of our common stock.  In addition to the common shares set forth above, we authorized the issuance of 100,000 Series A Convertible Preferred Stock to Jesper Toft contingent upon the filing this registration statement. The Series A Convertible preferred shares have voting rights equal to One Thousand (1,000) votes for every share of preferred stock owned by the shareholder.  All of our preferred shares convert to common stock at a rate of 1 share of common stock for every 1 preferred share issued.  The Series A Convertible preferred shares rank, with respect to the payment of dividends and the distribution of assets, senior to any other class of the Corporation’s capital stock. Except for Jesper Toft, to our knowledge, none of the selling shareholders or their beneficial owners: (i) has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; (ii) are broker-dealers or affiliated with broker-dealers.

Plan of Distribution.

The selling security holders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $0.05 until a market develops for the stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. In order for our shares to be quoted, a market maker must agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if developed, will be sustained.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
O	Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Description of Securities to be Registered.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per Share and 10,000,000 shares of preferred stock, par value $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  Currently we have 11,350,030 shares of common stock issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this private placement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Delaware for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share.  We have 100,000 Series A Convertible preferred shares authorized, none issued and outstanding as of June 30, 2008.  The Series A Convertible preferred shares have voting rights equal to One Thousand (1,000) votes for every share of preferred stock owned by the shareholder.  All of our preferred shares convert to common stock at a rate of 1 share of common stock for every 1 preferred share issued.  The Series A Convertible preferred shares rank, with respect to the payment of dividends and the distribution of assets, senior to any other class of the Corporation’s capital stock. On July 16, 2008, we authorized the issuance of 100,000 Series A Convertible Preferred Stock to Jesper Toft, the Chief Executive Officer, at its par value of $.001.  This compensation for incorporation was contingent upon the filing of our registration statement.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Interests of Named Experts and Counsel

Other than Anslow & Jaclin LLP,  no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin LLP owns 20,000 shares of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A., to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information with Respect to the Registrant.

Organization Within Last Five Years

We were incorporated in April 2008 in the State of Delaware as a wholly owned subsidiary of Visator Inc.

DESCRIPTION OF BUSINESS

General

We were formed in April 2008 and in May 2008 we were spun out from Visator Inc.  We own, manage and exploit a technology that is useful for organizations which are involved in the handling of masses of information.  Such information often comprises that which is available via the internet, but can also include internal databases.

Marketing

Our initial target market will be the professional market, i.e. sales to businesses of all sizes.  The consumer market will be a secondary priority for Inscrutor in terms of its initial clientele.  For our products and consulting services, we must and will take a classical “business-to-business” approach to gaining and keeping customers.  This sales approach requires a high level of industry knowledge and contacts.  Although ICT industry knowledge and experience will be favored when hiring sales representatives, the close relationship we intend to keep to the market should provide a steady source of both knowledge and contacts, starting with our first and sole customer, Visator, Inc.

The sales structure will be based on a fixed sales process for the cultivation of each and every potential customer.  At the same time, metrics will be continuously monitored as to the number of sales leads being handled within this sales process, and their progression from stage to stage.  Inscrutor sales representatives will receive continuous training is sales skills with an emphasis on countering customer objectives.

We will take a different approach when approaching the consumer market for potential customers.  In this arena, the product price will be kept low as feasible in order to attract a mass base of customers.  It will be crucial for Inscrutor to avoid labor-intensive facilities for attending to after-the-sale customer concerns.

The consumer sector emphasis will be placed on proper marketing in order to build up and sustain the desired mass customer base.  Inscrutor will engage in an on-line marketing campaign to create the desired customer base and use continued on-line marketing techniques to maintain it.  Specific techniques will be based around an attractive product website with a URL composed of the product’s brand name, designed both as a persuasive vehicle and a purchase and download point.  Other efforts with also be employed such as targeted on-line pay-per-click advertising and viral campaigns.  Further, Inscrutor will offer the software for sale at prominent “software clearinghouse” websites (such as www.tuscows.com and www.download.com).

Competition

There are multiple companies which possess sophisticated search and information technology, which generally utilize that technology themselves to offer on-line media monitoring services and/or license it to other on-line media monitoring firms.

Among the leading firms in this category are:

-	Cyberwatcher, based in Norway (http://www.cyberwatcher.no/)

-	Newsradar, based in Germany (http://www.newsradar.de/)

The flexibility of Inscrutor’s core technology is such that the possibility of offering scaled-down versions of that technology for sale to the consumer market can realistically be considered.  The following companies provide some examples of that approach:

-	Copernic, a supercharged downloadable software search application (http://www.copernic.com)

-	Webseeker, a downloadable search application (http://www.bluesquirrel.com/products/webseeker/?ASCID=1033)

-	Website-Watcher, which monitors designated websites to detect changes and send alerts (http://aignes.com)

-	WatzNew, a change-monitor, operated under a “shareware” business model (http://www.watznew.com)

DESCRIPTION OF PROPERTY

Our business office is located at 410 Park Avenue, 15th Floor, New York, NY 10002

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us in the United States.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 44 shareholders of our common stock.

Rule 144 Shares

As of October 2 , 2008 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After November 2008, all of the shares of our common stock held by the shareholders who received their shares via the Spin Out will become available for resale to the public. After January 1, 2009, all of the shares of our common stock held by the shareholders who received their shares for services rendered will become available for resale to the public. Sales under Rule 144 are subject to availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

INSCRUTOR, INC.

(A Development Stage Company)

June 30, 2008

Webb & Company, PA.
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Inscrutor Inc.

We have audited the accompanying balance sheet of Inscrutor Inc. (the "Company") as of June 30, 2008 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period from April 18, 2008 (Inception) to June 30. 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management. as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Inscrutor Inc. as of June 30, 2008 and the results of its operations and its cash flows for the period from April 18, 2008 (Inception) to June 30, 2008,  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements. The Company is in the development stage with an accumulated deficit of $13,150, a working capital deficiency of $3,634 and a negative cash flow from operations of $2,789 from inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
July 23, 2008

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.corn

INSCRUTOR, INC.
(A Development Stage Company)
Balance Sheet
June 30, 2008

April 18, 2008 (Inception) - June 30, 2008
ASSETS
Current Assets:
Accounts receivable	$3,000
Total Current Assets	3,000

Other Assets:
Website costs	1,789

TOTAL ASSETS	$4,789

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts and accrued expenses payable	$1,845
Accrued expenses payable - related party	2,000
Loan payable - related party	2,789
Total Current Liabilities	6,634

TOTAL LIABILITIES	6,634

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock - $.001 par value; 9,900,000 shares authorized;
none issued and outstanding	-
Series A Convertible Preferred stock - $.001 par value; 100,000 shares authorized; none issued and outstanding	-
Common stock - $.001 par value; 100,000,000 shares authorized; 11,350,030 shares to be issued	11,305
Additional paid-in capital	-
Accumulated deficit during the development stage	(13,150)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(1,845)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$4,789

See accompanying notes to the financial statements.

INSCRUTOR, INC.
(A Development Stage Company)
Statement of Operations
For the Period from April 18, 2008 (Inception) through June 30, 2008

April 18, 2008 (Inception) - June 30, 2008

REVENUE - Related Party	$3,000

COST OF GOODS SOLD	1,150

GROSS PROFIT	1,850

Selling, general & administrative expenses:
Consulting fees and services - related party	2,000
Other general & administrative expenses	1,695
Total operating expenses	3,695

LOSS FROM OPERATIONS	(1,845)

NET LOSS	$(1,845)

Basic and diluted net loss per weighted-average shares common stock	$(0.00)

Weighted-average number of shares of common stock to be issued	11,305,030

See accompanying notes to the financial statements.

INSCRUTOR, INC.
(A Development Stage Company)
Statement of Stockholders’ Equity (Deficit)
For the Period from April 18, 2008 (Inception) through June 30, 2008

	Preferred	Preferred	Common	Common		Accumulated
	Stock	Stock	Stock	Stock		Deficit during the
	Shares	Par Value	Shares to be issued	Par Value	Additional Paid-in Capital	development stage	Total

Balance April 18, 2008 (Inception)	-	$-	-	$11,305	$-	$(11,305)	$-

Net loss for the period ended June 30, 2008	-	-	-	-	-	(1,845)	(1,845)
Balance June 30, 2008	-	$-	11,305,030	$11,305	$-	$(13,150)	$(1,845)

See accompanying notes to the financial statements.

INSCRUTOR, INC.
(A Development Stage Company)
Statement of Cash Flows
For the Period from April 18, 2008 (Inception) through June 30, 2008

April 18, 2008 (Inception) - June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,845)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts receivable	(3,000)
Increase in website costs	(1,789)
Increase in accounts and accrued expenses payable	3,845
NET CASH USED IN OPERATING ACTIVITIES	(2,789)

CASH FLOWS FROM INVESTING ACTIVITIES	-
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loans payable to related party	2,789
NET CASH PROVIDED BY FINANCING ACTIVITIES	2,789

NET INCREASE IN CASH	-
Cash, beginning of period	-
Cash, END OF PERIOD	$-

Supplementary disclosures of cash flow information
Cash paid during the period for:
Income taxes	$-

Interest paid	$-

Non Cash Investing and Financing:
During 2008, the Company issued 11,305,030 shares of common stock for software rights from a related party. The software rights had a historical cost basis of $0. The fair value of the common stock was treated as a charge to retained earnings and a reduction of equity in accordance with SEC Staff Accounting Bulletin Topic 5G.

See accompanying notes to the financial statements.

INSCRUTOR, INC.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2008

NOTE 1 - ORGANIZATION AND OPERATIONS

Inscrutor, Inc.  (“Inscrutor” or the “Company”), a development stage company, was incorporated on April 18, 2008 under the laws of the State of Delaware. Inscrutor owns, manages, and intends to exploit a sophisticated data mining technology primarily useful for organizations, which are involved in the handling of masses of unstructured textual information. Such information often comprises that which is available via the Internet, but can also include databases, etc. that are owned internally by those organizations. The Company plans to derive revenue from its technology mainly through license agreements with information-intensive organizations and others with related needs. Further development will focus on organizations that need to share and control data from among two or more internal information systems with different structures or specifications; organizations that desire to include a sophisticated searching device on their websites as a visitor aide; and organizations desiring to construct customized search and monitoring facilities over unique data sources. Activities during the development stage involve developing the business plan and raising capital.

The technology that the Company owns was acquired via a Separation and Distribution Agreement on May 30, 2008 from Visator, Inc. (“Visator”), a Delaware corporation that specializes in on-line media monitoring. Prior to that time, Inscrutor was a wholly-owned subsidiary of Visator. Inscrutor was spun out from Visator with the purpose of ensuring optimal value-creation for the shareholders of both Inscrutor and Visator.  According to the terms of the Separation Agreement, Visator decided to distribute the common stock of Inscrutor on a 1-for-1 basis to the holders of Visator’s common and preferred stock (“the Distribution”). On June 1, 2008 (the "Distribution Date"), Visator transferred its shares of Inscrutor to  the shareholders of record of Visator common stock and preferred stock at the close of business on May 30, 2008 (the "Record Date"), without any consideration being paid by such holders.  As of July 11, 2008, the stock certificates have not yet been delivered to shareholders because the company has not yet hired a transfer agent. Currently, we derive revenue from a management services agreement with Visator.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation - Going concern

The accompanying financial statements have been prepared under a going concern basis which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has incurred operating losses from inception of $1,845.  In addition at June 30, 2008 current liabilities exceed current assets by $3,634, the Company has a stockholders’ deficit of $1,845 and net cash used in operations since inception is $2,789.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management believes that the actions presently being taken and the success of future operations will be sufficient to enable the Company to continue as a going concern.

In July 2008, the Company raised gross proceeds of $35,000 through the issuance of a note payable (see Note 9) for the purpose of funding operating expenses.

However, there can be no assurance that the raising of equity will be successful and that the Company’s anticipated financing will be available in the future, at terms satisfactory to the Company.  Failure to achieve the equity and financing at satisfactory terms and amounts could have a material adverse effect on the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

The Company’s revenues are derived from advisory and technology consulting services related to software maintenance over the term of the agreements. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Cash and cash equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Income taxes

The Company follows SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance can be provided for a net deferred tax asset, due to uncertainty of realization.

Effective January 1, 2007, the Company adopted Financial Accounting Standard Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS Statement No. 109 Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting interim period, disclosure and transition. There were no adjustments required upon adoption of FIN 48.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share”  (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2008.

Recently Issued Accounting Pronouncements

On September 15, 2006, the FASB issued FASB Statement No. 157 “Fair Value Measurements” (“SFAS No. 157”).  SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the first fiscal year beginning after November 15, 2007.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

On February 15, 2007, the FASB issued FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities: Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits all entities to elect to measure many financial instruments and certain other items at fair value with changes in fair value reported in earnings. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007, with earlier adoption permitted. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations”  (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) would have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s year ending December 31, 2008 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 would have on the financial results of the Company.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. This results in inconsistencies in the recognition and measurement of claim liabilities. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

 NOTE 3 – CONCENTRATION RISK

For the period from April 18, 2008 (inception) to June 30, 2008, the Company had one customer, Visator, who individually accounted for 100% of total revenues in the amount of $3,000.  This customer is also a related party.  While the Company believes the relationship with the customer is stable, a significant decrease or interruption in business from the significant customer could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company plans to greatly expand their customer base in the upcoming year to mitigate this risk.

NOTE 4 – LOAN PAYABLE – RELATED PARTIES

On May 2, 2008, the Company received a loan from Visator, a related party, in the amount of $1,000 to pay for incorporation filing fees of the Company.

In June 2008, the Company received a loan from Toft ApS, a wholly owned company of Jesper Toft, the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company, in the amount of $1,789 for the Company’s website and design.  Pursuant to paragraph 21 of SOP 98-1, initial graphics are part of the software and generally should be capitalized.  Accordingly, the Company has capitalized this cost as of June 30, 2008.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company was incorporated on April 18, 2008. The Company authorized 100,000,000 shares of common stock with a par value of $.001 and 10,000,000 shares of preferred stock with a par value of $.001, of which 100,000 shares are designated as Series A Convertible Preferred Stock.  Per the Distribution agreement, as of June 1, 2008, the Company is committed to issuing 11,305,030 shares of common stock, par value $.001, to the shareholders of Visator.  As of July 16, 2008, the Distribution has not yet occurred (See Note 1).

NOTE 6 – MANAGEMENT AGREEMENT

As part of the terms of the Separation Agreement described in Note 1, on June 1, 2008, Visator entered into a twelve month Management Services Agreement with the Company for consulting services pertaining to software maintenance provided to Visator’s management. The agreement provides for a management fee of $3,000 per month to be paid to the Company.  As of June 30, 2008, the Company has recorded an accounts receivable of $3,000 to reflect one month’s worth of revenue.

NOTE 7 – INCOME TAXES

The Company incurred a loss of $1,845 for the period from April 18, 2008 (Inception) to June 30, 2008.  As of June 30, 2008, the Company has a net operating loss carry forward of $627 available to reduce future taxable income for federal and state income tax purposes. The Company established a full valuation allowance in accordance with the provision of SFAS No. 109, “Accounting for Income Taxes.” The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating lease

The Company does not currently have an operating lease for their office located in New York City.  Office expense fees of approximately $155 are paid on a month to month basis for basic office services.

Consulting agreement- Related party

Effective May 1, 2008, the Company entered into a consulting agreement with Jesper Toft, CEO, to provide consulting services from May 2008 to December 2008 at a rate of $1,000 per month.  As of June 30, 2008, the Company has recorded a related party liability of $2,000 based on this agreement.

Consulting agreement

On June 1, 2008, the Company entered into a consulting agreement with Jude Dixon to provide maintenance services from June 1, 2008 to May 31, 2009 at a rate of $1,150 per month.

NOTE 9 – SUBSEQUENT EVENTS

Note Payable

On July 2, 2008, the Company executed a $35,000 promissory note to Toft ApS, a wholly owned company of Jesper Toft, the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company, in exchange for $35,000 cash.  The note is due on demand and bears no interest.

Commitments to issue common stock

On July 2, 2008, the Company authorized the issuance of 20,000 shares of common stock to Anslow & Jaclin LLP at its par value of $.001 for legal services related to the registration of the Company.

On July 2, 2008, the Company authorized the issuance of 25,000 shares of common stock to Profit Planners, Inc. at its par value of $.001 for accounting services related to the registration of the Company.

On July 16, 2008, the Company authorized the issuance of 100,000 Series A Convertible Preferred Stock to Jesper Toft, the Chief Executive Officer, at its par value of $.001.  This compensation for incorporation is contingent upon the filing of the Company’s registration statement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We own, manage, and intend to exploit a sophisticated data mining technology primarily useful for organizations, which are involved in the handling of masses of unstructured textual information. Such information often comprises that which is available via the Internet, but can also include databases, etc. that are owned internally by those organizations. We plan to derive revenue from the technology mainly through license agreements with information-intensive organizations and others with related needs. Further development will focus on organizations that need to share and control data from among two or more internal information systems with different structures or specifications; organizations that desire to include a sophisticated searching device on their websites as a visitor aide; and organizations desiring to construct customized search and monitoring facilities over unique data sources. We intend to be active in upgrading and extending this technology to establish market competitiveness, to ensure steady growth and appeal as a successful and dynamic company.

Results of Operations

For the period from April 18, 2008 (Inception) through June 30, 2008, we had management service income of $3,000. Cost of goods related to this service income was $1,150 due to consulting labor.  Expenses for the period totaled $3,695 resulting in a net loss of $1,845.

Selling, general and administrative expenses of $3,695 mainly comprised of filing fees related to the incorporation of the Company of $1,000, related party consulting fees for Jesper Toft, CEO, of $2,000 and office service expense of $695.

Capital Resources and Liquidity

As of June 30, 2008, we had no cash.  However, on July 2, 2008, we received a loan in the amount of $35,000 from Toft ApS. While we are attempting to commence operations and produce revenues, our cash position may not be significant enough to support our daily operations. Management intends to raise additional funds through debt or equity.

However, if we are unable to satisfy our cash requirements we may be unable to proceed with our plan of operations.  We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we will suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Spin Out

In May 2008, Visator, Inc. spun out, pro rate, all of its shares of our common stock held by it to their 42 shareholders.  These shares were not  registered under the Securities Act of 1933 and may not have been appropriately exe mpt from registration under the Act .    Based upon same, if it is determined that the shares issued pursuant to this spin out do not qualify for this exemption we may be subject remedial sanctions. Such sanctions could include the payment of disgorgement, prejudgment interest and civil penalties. We may also be subject to prejudgment interest on such amount as well as civil penalties in amount that would have to be determined by the court.

We are not aware of any pending claims for sanctions against us based upon the failure to properly register such shares under the Securities Act of 933. Nevertheless, it is possible that it could be determined that such shares may not have been exempt from registration and that we may be subject to sanctions and possible civil penalties.  In the event that a shareholder brings a claim against us for failure to properly register these shares it could have  an adversely affect on our results of operations and financial condition since we would need to pay fees to defend such claim or pay damages if the shareholder is successful in their claim against us.

Critical Accounting Policies

Basis of presentation - Going concern

The accompanying financial statements have been prepared under a going concern basis which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, we have incurred operating losses of $1,845..  In addition at June 30, 2008 current liabilities exceed current assets by $3,634, there is a stockholders’ deficit of $1,845 and net cash used in operations is $2,789.  These factors raise substantial doubt about our ability to continue as a going concern.

Management believes that the actions presently being taken and the success of future operations will be sufficient to enable the Company to continue as a going concern.

In July 2008, we raised gross proceeds of $35,000 through the issuance of a note payable (see Note 8) for the purpose of funding operating expenses.

However, there can be no assurance that the raising of equity will be successful and that our anticipated financing will be available in the future, at terms satisfactory to the Company.  Failure to achieve the equity and financing at satisfactory terms and amounts could have a material adverse effect on the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

Our revenues are derived from advisory and technology consulting services related to software maintenance that we recognize over the term of the agreements. We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. We will recognize revenue when it is realized or realizable and earned. We consider revenue realized or realizable and earned when it has persuasive evidence of an arrangement that the services have been rendered to the customer, the sales price is fixed or determinable, and collectability is reasonably assured.

Income taxes

We follow SFAS No. 109, “Accounting for Income Taxes.” Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance has been provided for the Company's net deferred tax asset, due to uncertainty of realization.

Effective January 1, 2007, we adopted Financial Accounting Standard Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS Statement No. 109 Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting interim period, disclosure and transition. There were no adjustments required upon adoption of FIN 48.

Net loss per common share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share”  (“SFAS No. 128”).  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2008.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of October 2 , 2008 are as follows:

NAME	AGE	POSITION

Jesper Toft	37	Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Jesper Toft, Chairman, CEO, CFO, CAO

Mr. Toft has been the owner of Toft ApS since May 2003, a Denmark-based company, which provides business development for companies.  Mr. Toft has extensive management experience from several start-up companies. His core competence is business development, strategy, building sales and marketing and financing. Mr. Toft has been advising large enterprises regarding strategic development and participated in contract negotiations since 1997.

Term of Office

Our sole director, Jesper Toft, was appointed to the offices of Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman on April 18, 2008 until the first board meeting of the board of directors ensuing after the next annual meeting of shareholders and until their respective successors in said offices are duly elected and qualified or until his earlier resignation or removal by the board.

EXECUTIVE COMPENSATION

Summary Compensation Table; Compensation of Executive Officers

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers earned by us during the period ended June 30, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Jesper Toft: CEO, CFO, Chairman	2008	2,000	0	0	0	0	0	0	2,000

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through June 30, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending June 30, 2008 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

As of October 2 , 2008, we do not have an employment agreement in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our shares to be issued of common stock as of October 2 , 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Owner	Percent of Class (1)

Common Stock	Jesper Toft (2) Roennegade 9, 2100 Copenhagen Oe, Denmark	10,000,000	88.11%

Common Stock	Toft ApS (2) Roennegade 9, 2100 Copenhagen Oe, Denmark	10,000,000	88.11%

Common Stock	All executive officers and directors as a group	10,000,000	88.11%

(1)  Based upon 11,350,030 common shares issued and outstanding as of October 2 , 2008.
(2)  Jesper Toft, the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company, is a principal of Toft ApS,.  In addition to the common shares set forth above, we authorized the issuance of 100,000 Series A Convertible Preferred Stock to Jesper Toft contingent upon the filing this registration statement. The Series A Convertible preferred shares have voting rights equal to One Thousand (1,000) votes for every share of preferred stock owned by the shareholder.  All of our preferred shares convert to common stock at a rate of 1 share of common stock for every 1 preferred share issued.  The Series A Convertible preferred shares rank, with respect to the payment of dividends and the distribution of assets, senior to any other class of our capital stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On May 30, 2008, pursuant to a Separation and Distribution Agreement, we were spun out from Visator, Inc., ceasing to be their wholly owned subsidiary.  Visator remains our only customer.

Our sole officer and director, Jesper Toft, is also the sole officer and director of Visator, Inc.

In June 2008, the Company received a loan from Toft ApS, a wholly owned company of Jesper Toft, the Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer of the Company, in the amount of $1,789 for the Company’s website and design.

On July 2, 2008, we executed a $35,000 promissory note to Toft ApS, a wholly owned company of Jesper Toft, the Chief Executive Officer, President and Director of the Company, in exchange for $35,000 cash.  The note is due on demand and bears no interest.

On July 16, 2008, we authorized the issuance of 100,000 Series A Convertible Preferred Stock to Jesper Toft, the Chief Executive Officer, at its par value of $0.001.  This compensation for incorporation is contingent upon the filing of the Company’s registration statement.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INSCRUTOR, INC.

1,650,030 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, (90 days after the commencement of the offering) all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: September   , 2008

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$3.24
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting and audit fees and expenses	$14,435.00
Legal fees and expense	$30,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$5,000.00
Total	$51,538.24

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Recent Sales Of Unregistered Securities.

On April 18, 2008, we issued a total of 11,305,030 shares of our common stock to one Visator, Inc. as founders shares for services rendered to us valued at $.001 per share. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In May 2008, these 11,305,030 shares were spun off to the Visator shareholders in the following manner:

Askew, Orly	7,000
Barr, Derek	10,000
Bianchin, Mario	18,000
Breame, Stuart	40,000
Butler, Trevor	20,000
Cairns, Jack	43,000
Cole, Barry	10,000
Crooks, John	10,000
Cullen, Douglas	6,000
Evans, Peter Anthony	15,000
Ford, Margaret	10,000
Giddens, Edna	12,000
Goodwin, Christopher	45,000
Gunputrao, Suresh	4,000
Hall, Peter	20,000
Hedley, Gair	7,000
Javens, Guy	6,000
Jenns, Ramsey Clifford	10,000
Jorck and Larsen A/S	250,000
Kenny, Sara	10,000
Lee, David Stanley	10,000
Lystberg Holding ApS	25,000
Mackenzie, Brian	6,000
Mann, Peter	10,000
Offord, Anthony	10,000
Olson, Michael A.	60,000
Perkins, Hugh Stapleton	140,000
Pollard, Keith	30,000
Priest, Michael	20,000
Redman, Albert	50,000
Riley, David	40,000
Sargeant, James	7,000
Sharp, Eric Lauriston	7,200
SMSP Aktier ApS	208,330
Taylor, John Graham	6,000
Toft ApS	10,000,000
Waston, Basil	17,000
Webb, Anthony Trevor Brooke	18,000
Webb, Joyce Yvonne Brooke	15,000
Wheatcroft, Lorna	50,000
Woodhams (Christopher, Tracey and Edward)	12,500
Woolin, Gerald Anthony	10,000

Such shares were reissued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” In addition, the Company has confirmed that all of the shareholders were either accredited or sophisticated and as shareholders of Visator prior to the spin out they had access to information regarding us.

Based on an analysis of the above factors, we believe have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

However, these shares may not have been registered under the Securities Act of 1933 and therefore may not have been appropriately exempt from registration under the Act. Based upon same, if it is determined that the shares issued pursuant to this spin out do not qualify for this exemption we may be subject remedial sanctions. Such sanctions could include the payment of disgorgement, prejudgment interest and civil penalties. We may also be subject to prejudgment interest on such amount as well as civil penalties in amount that would have to be determined by the court.

We are not aware of any pending claims for sanctions against us based upon the failure to properly register such shares under the Securities Act of 933. Nevertheless, it is possible that it could be determined that such shares may not have been exempt from registration and that we may be subject to sanctions and possible civil penalties. In the event that a shareholder brings a claim against us for failure to properly register these shares it could have an adversely affect on our results of operations and financial condition since we would need to pay fees to defend such claim or pay damages if the shareholder is successful in their claim against us.

On July 1, 2008, we issued 20,000 shares to Anslow & Jaclin, LLP for legal services rendered and 25,000 shares to Profit Planners, Inc. for accounting services rendered. Such shares were reissued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, and manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

In September 2008, we hired Olde Monmouth Stock Transfer Company and on October 1, 2008, the stock certificates were issued and delivered to the shareholders.

Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*
3.2	By-Laws*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Management Services Agreement *
23.1	Consent of Webb & Company, P.A
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

*  Filed as an exhibit to the Form S-1 filed with the SEC on July 28, 2008.

Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, NY on  October 2 , 2008.

INSCRUTOR, INC.

By:	/s/Jesper Toft
Jesper Toft
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jesper Toft and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Inscrutor, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Jesper Toft
Jesper Toft
Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer